Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

inTEST Closes Acquisition of Acculogic

MT. LAUREL, NJ – December 21, 2021 – inTEST Corporation (NYSE American: INTT), a global supplier of innovative test and process solutions for the automotive, defense/aerospace, industrial, life science, semiconductor and telecommunications markets, announced today that it has completed its acquisition of Acculogic, Inc. (“Acculogic”) and its affiliates. The Company previously announced that it had entered into a definitive agreement to acquire Acculogic on December 9, 2021 for approximately USD$9 million.

Nick Grant, President and CEO inTEST, commented, “We have been making great progress with our 5-Point Growth Strategy since its launch at the beginning of the year, and this acquisition further demonstrates our ability to execute on our plan to grow the business at a greater rate than the market by expanding its global reach and enhancing its product portfolio. I would like to personally welcome the entire Acculogic organization into the inTEST family as we are excited to add their leading technologies and automation services into our electronic test portfolio.”

Founded in 1992 and headquartered in Markham, Ontario, Canada, Acculogic provides a broad range of electronic test solutions, including the design and manufacturing of complete test systems and engineering services supporting defect-free volume production processes for electronic devices, circuit boards, and EV batteries. Acculogic also has engineering and sales support facilities in Maple Grove, MN, Lake Forest, CA, and Hamburg, Germany. Acculogic has approximately 50 employees and generates approximately 75% of its revenue in the defense/aerospace, automotive and life science markets.

About inTEST Corporation

inTEST Corporation is a global supplier of innovative test and process solutions for use in manufacturing and testing across a wide range of markets including automotive, defense/aerospace, industrial, life science, semiconductor and telecommunications. Backed by decades of engineering expertise and a culture of operational excellence, inTEST solves difficult thermal, mechanical and electronic challenges for customers worldwide while generating strong cash flow and profits. inTEST’s strategy leverages these strengths to grow organically and with acquisitions through the addition of innovative technologies, deeper and broader geographic reach and market expansion. For more information, visit www.intest.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements do not convey historical information but relate to predicted or potential future events and financial results, such as statements of our plans, strategies and intentions, or our future performance or goals, that are based upon management's current expectations. Our forward-looking statements can often be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” “plans,” “projects,” “forecasts,” “outlook,” “anticipates, “targets”, “estimates” or similar terminology. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements.

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inTEST Closes Acquisition of Acculogic
December 21, 2021

Such risks and uncertainties include, but are not limited to, any mentioned in this press release as well our ability to realize the potential benefits of the Acculogic acquisition and to successfully integrate its operations; our ability to grow our presence in the life science, industrial and international markets; the success of our strategy to diversify our business by entering markets outside the Semi Market; the impact of the COVID-19 pandemic on our business, liquidity, financial condition and results of operations; indications of a change in the market cycles in the Semi Market or other markets we serve; changes in business conditions and general economic conditions both domestically and globally; changes in the demand for semiconductors; our ability to borrow funds or raise capital to finance potential acquisitions; changes in the rates and timing of capital expenditures by our customers; and other risk factors set forth from time to time in our Securities and Exchange Commission filings, including, but not limited to, our annual report on Form 10-K for the year ended December 31, 2020. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks to circumstances only as of the date on which it is made. We undertake no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events.

Contacts:

inTEST Corporation	Investors:
Duncan Gilmour	Deborah K. Pawlowski
Chief Financial Officer, Treasurer and Secretary	Kei Advisors LLC
Tel: (856) 505-8999	dpawlowski@keiadvisors.com
Tel: (716) 843-3908

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